Exhibit 23.1


                   [Letterhead of PricewaterhouseCoopers LLP]




Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ACE Aviation Holdings Inc. ("ACE") (filed in relation to the ACE stock option plan dated September 30,2004, as amended on June 22,
2005) of our report to the shareholders of ACE dated March 17, 2005 on the Audited Consolidated Financial Statements of ACE as at and for the period ended December 31, 2004, as well as our report to the shareholder of Air Canada dated March 17, 2005 on the Audited Consolidated Financial Statements of Air Canada as at December 31, 2003 and for the nine months ended September 30, 2004 and the year ended December 31, 2003 which appear in the Annual Report on Form 40-F of ACE for the period ended December 31, 2004. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of ACE of our Comments by Auditors on Canada-U.S. Reporting Differences dated March 17, 2005 which appears in the Annual Report on Form 40-F for the period ended December 31, 2004.




/s/ PricewaterhouseCoopers

Chartered Accountants
Montreal, Canada
October 26, 2005